PROSPECTUS Dated                                Pricing Supplement No. 10
July 8, 2005                                    September 26, 2005



                   U.S. $18,000,000,000         Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-125947

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
----------  --------------    ---------------   ----------------
9/26/2005        4.21%             4.36%              4.51%